Exhibit 99.1

MAXIMUS Reports Strong Fiscal 2010 First Quarter Results

-Solid Results from Continuing Operations and International Business Lines-

-Company Raises Guidance for FY 2010-

RESTON, Va.--(BUSINESS WIRE)--February 4, 2010--MAXIMUS (NYSE: MMS), a leading provider of government services worldwide, today reported results for its first quarter ended December 31, 2009.

Highlights include:

  Better-than-expected revenue and earnings from continuing operations driven principally by the Company’s international employment services operations in Australia and the United Kingdom,
  Revenue growth of 19.2% to $202.4 million for the fiscal 2010 first quarter compared to last year,
  Record adjusted earnings per diluted share from continuing operations of $0.83 compared to $0.69 for the same period last year,
  Healthy cash flow for the quarter with record cash provided by operating activities from continuing operations of $48.8 million and free cash flow of $42.2 million,
  A robust cash position with cash and cash equivalents totaling $126.9 million, or approximately $7.00 per share, at December 31, 2009,
  New sales awards totaling $183 million, new contracts pending of $347 million, and a solid sales pipeline totaling $1.6 billion at January 29, 2010, and
  An improved outlook for fiscal 2010, with revenue now expected to be in the range of $830 million to $850 million and diluted earnings per share of $3.35 to $3.45.

Revenue for the fiscal 2010 first quarter increased 19.2% to $202.4 million versus $169.7 million reported for the same period last year. On a constant currency basis, total Company revenue grew 13.3%. Revenue growth was driven by the Company’s international employment services operations in Australia and the United Kingdom, both within the Operations Segment.

For the fiscal 2010 first quarter, net income from continuing operations grew 17.5% to $14.6 million, compared to $12.5 million reported for the same period last year. For the first quarter, adjusted diluted earnings per share from continuing operations were $0.83, which excludes legal expense of $.02 per share, compared to $0.69 per diluted share for the first quarter of last year.

The Company recorded a $2.0 million loss from discontinued operations, which includes a net after tax $2.2 million charge disclosed by the Company in a Form 8-K on January 29, 2010, to transfer an ERP project back to the client.

“Results for the fiscal 2010 first quarter reflect sound execution and an increased contribution from our international operations, which represented 25% of total revenue in the first quarter,” commented Richard A. Montoni, President and Chief Executive Officer of MAXIMUS. “Our disciplined approach to new opportunities and favorable caseload volumes resulted in better-than-expected performance from our employment services programs in Australia and the United Kingdom. Our domestic business base remains stable and is meeting our expectations.”

Operations Segment

For the fiscal 2010 first quarter, Operations Segment revenue increased 20.7% to $188.7 million compared to $156.3 million for the first quarter of fiscal 2009. On a constant currency basis, revenue grew 14.2%.

Operations Segment operating income for the first quarter grew 14% to $24.0 million compared to $21.0 million in the first quarter of last year. Operating margin for the quarter was 12.7% and remains in-line with the Company’s goal for the Segment of 12% to 15%.

Strong first quarter financial performance for the Segment was driven principally by the Company’s international employment services operations, where the Company benefited from favorable caseload volumes and prudent resource management. The Company’s domestic operations performed as expected with growth across certain business lines, including federal, health, and child support, compared to last year.

Consulting Segment

For the fiscal 2010 first quarter, Consulting Segment revenue was $13.6 million versus $13.4 million last year. Consulting Segment operating income for the first quarter was $970,000, with operating margin of 7.1%, compared to a loss of $302,000 for the same period last year. Improved performance for the Segment was a result of increased efficiencies and an improved mix of work.

New Sales and Sales Pipeline

At January 29, 2010, year-to-date signed contract wins totaled $183 million and new contracts pending (awarded, but unsigned) totaled $347 million.

Sales opportunities (pipeline) at January 29, 2010 totaled $1.6 billion (consisting of $299 million in proposals pending, $60 million in proposals in preparation, and $1,277 million in proposals tracking) compared to $1.2 billion the prior year.

Balance Sheet and Cash Flows

At December 31, 2009, cash and cash equivalents totaled $126.9 million. For the first quarter, the Company generated strong cash driven by favorable terms on new international work with advance cash payments and strong collections. Cash provided by operating activities from continuing operations totaled $48.8 million with free cash flow of $42.2 million. The Company defines free cash flow as cash provided by operating activities from continuing operations less property, equipment, and capitalized software.

Days Sales Outstanding (DSO) from continuing operations improved to 64 days. MAXIMUS repurchased 186,801 shares of common stock for $8.7 million during the quarter. The Company had approximately $49 million available under the Board-authorized share repurchase program at December 31, 2009. Subsequent to quarter end, the Company purchased 91,940 shares of common stock in January. On November 13, 2009, MAXIMUS paid a quarterly cash dividend of $0.12 per share, and on January 20, 2010, the Company announced a $0.12 per share cash dividend, payable on February 26, 2010 to shareholders of record on February 12, 2010.

Outlook

As a result of the Company’s strong performance in its international employment services operations, MAXIMUS is raising its fiscal 2010 full year estimates from continuing operations. The Company now expects revenue in the range of $830 million to $850 million and adjusted diluted earnings per share from continuing operations (which excludes certain legal expenses and recoveries) in the range of $3.35 to $3.45. For the second quarter, the Company expects adjust diluted EPS to be in-line with consensus of approximately $0.70 due to timing of start-ups and volume fluctuations.

“With solid trends in our international operations, we now expect revenue and adjusted earnings growth from continuing operations to range between 15% and 19% compared to fiscal 2009. We also enter the second quarter with a healthy sales pipeline highlighted by several international opportunities within established markets,” concluded Mr. Montoni. “While the final legislative outcome surrounding domestic health care reform has yet to be determined, market trends remain favorable as states seek to adopt new delivery models to meet demands and achieve goals.”

Website Presentation, Conference Call and Webcast Information

MAXIMUS will host a conference call this morning, February 4, 2010, at 9:00 a.m. (ET). The Company has also posted a presentation on its website, under the Investor Relations page, for analysts to follow during the conference call.

The call can be accessed under the Investor Relations page of the Company’s website at www.maximus.com or by calling:

877.407.8289 (Domestic)/201.689.8341 (International)

For those unable to listen to the live call, a replay will be available through February 12, 2010. Callers can access the replay by calling:

877.660.6853 (Domestic)/201.612.7415 (International)
Replay account number: 316
Replay conference ID number: 343097

MAXIMUS is a leading provider of government services worldwide and is devoted to providing health and human services program management and consulting services to its clients. The Company has more than 6,500 employees located in more than 220 offices in the United States, Canada, Australia, the United Kingdom, and Israel. Additionally, MAXIMUS is included in the Russell 2000 Index and the S&P SmallCap 600 Index.

Statements that are not historical facts, including statements about the Company's confidence and strategies and the Company's expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company's products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company's actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company's most recent Quarterly Report filed with the Securities and Exchange Commission, found on www.maximus.com.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to MAXIMUS financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. MAXIMUS management believes providing investors with this information gives additional insights into MAXIMUS results of operations. While MAXIMUS management believes that these non-GAAP financial measures are useful in evaluating MAXIMUS operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

MAXIMUS, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2009	December 31, 2009
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,815	$126,940
Restricted cash	3,919	4,590
Accounts receivable — billed, net of reserves of $5,812 and $5,628	132,058	122,574
Accounts receivable — unbilled	16,706	19,153
Current portion of note receivable	736	458
Income taxes receivable	7,501	—
Deferred income taxes	5,389	11,609
Prepaid expenses and other current assets	19,749	18,750
Current assets of discontinued operations	18,238	8,916
Total current assets	292,111	312,990

Property and equipment, at cost	98,781	103,300
Less accumulated depreciation and amortization	(53,495)	(56,857)
Property and equipment, net	45,286	46,443
Capitalized software	26,475	29,402
Less accumulated amortization	(7,506)	(8,504)
Capitalized software, net	18,969	20,898
Deferred contract costs, net	8,206	7,753
Goodwill	61,029	61,364
Intangible assets, net	2,455	3,218
Deferred income taxes	1,239	3,434
Other assets, net	3,939	3,975
Total assets	$433,234	$460,075

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,368	$47,550
Accrued compensation and benefits	31,713	29,361
Deferred revenue	22,177	32,278
Income taxes payable	—	4,982
Other accrued liabilities	15,083	16,396
Liabilities of discontinued operations	14,124	14,543
Total current liabilities	127,465	145,110
Deferred revenue, less current portion	6,527	9,572
Income taxes payable, less current portion	1,871	2,086
Deferred income tax liability	243	243
Total liabilities	136,106	157,011

Shareholders’ equity:
Common stock, no par value; 60,000,000 shares authorized; 27,161,849 and 27,223,890 shares issued and 17,599,029 and 17,474,269 shares outstanding at September 30, 2009 and December 31, 2009, at stated amount, respectively	338,739	341,819
Treasury stock, at cost; 9,562,820 and 9,749,621 shares at September 30, 2009 and December 31, 2009, respectively	(319,149)	(327,810)
Accumulated other comprehensive income	8,268	9,351
Retained earnings	269,270	279,704
Total shareholders’ equity	297,128	303,064
Total liabilities and shareholders’ equity	$433,234	$460,075

MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2008	2009
Revenue	$169,710	$202,355
Cost of revenue	122,806	150,240
Gross profit	46,904	52,115
Selling, general and administrative expenses	26,414	27,324
Legal and settlement expense	—	686
Operating income from continuing operations	20,490	24,105
Interest and other income, net	94	99
Income from continuing operations before income taxes	20,584	24,204
Provision for income taxes	8,131	9,576
Income from continuing operations	12,453	14,628

Discontinued operations, net of income taxes:
Loss from discontinued operations	(485)	(2,000)
Loss on disposal	(5)	—
Loss from discontinued operations	(490)	(2,000)

Net income	$11,963	$12,628

Basic earnings (loss) per share
Income from continuing operations	$0.70	$0.83
Loss from discontinued operations	(0.03)	(0.11)
Basic earnings per share attributable	$0.67	$0.72

Diluted earnings (loss) per share
Income from continuing operations	$0.69	$0.81
Loss from discontinued operations	(0.02)	(0.11)
Diluted earnings per share	$0.67	$0.70

Dividends paid per share	$0.10	$0.12

Weighted average shares outstanding:
Basic	17,802	17,595
Diluted	17,956	18,039

MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)
	Three Months Ended December 31,
	2008	2009
Cash flows from operating activities:
Net income	$11,963	$12,628
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	490	2,000
Depreciation	1,961	3,104
Amortization of intangible assets and capitalized software	737	1,436
Deferred income taxes	12,043	(8,492)
Deferred interest income on note receivable	107	61
Non-cash equity based compensation	1,866	1,865

Change in assets and liabilities:
Accounts receivable — billed	23,143	9,596
Accounts receivable — unbilled	(5,775)	(2,448)
Prepaid expenses and other current assets	(3,844)	1,042
Deferred contract costs	(1,236)	479
Other assets	(899)	(34)
Accounts payable	(10,716)	342
Accrued compensation and benefits	(3,746)	(2,045)
Deferred revenue	2,492	13,134
Income taxes	(21,959)	14,867
Other liabilities	(34,755)	1,251
Cash provided by (used in) operating activities — continuing operations	(28,128)	48,786
Cash provided by operating activities — discontinued operations	951	6,235
Cash provided by (used in) operating activities	(27,177)	55,021

Cash flows from investing activities:
Proceeds from note receivable	182	217
Purchases of property and equipment	(2,414)	(3,938)
Capitalized software costs	(1,717)	(2,641)
Cash used in investing activities — continuing operations	(3,949)	(6,362)
Cash used in investing activities — discontinued operations	(11)	—
Cash used in investing activities	(3,960)	(6,362)

Cash flows from financing activities:
Employee stock transactions	593	1,004
Repurchases of common stock	(22,431)	(8,661)
Payments on capital lease obligations	(417)	—
Tax benefit due to option exercises and restricted stock units vesting	53	135
Cash dividends paid	(1,765)	(2,118)
Cash used in financing activities — continuing operations	(23,967)	(9,640)
Cash used in financing activities — discontinued operations	—	—
Cash used in financing activities	(23,967)	(9,640)

Effect of exchange rate changes on cash and cash equivalents	(3,040)	106

Net increase/(decrease) in cash and cash equivalents	(58,144)	39,125

Cash and cash equivalents, beginning of period	119,605	87,815

Cash and cash equivalents, end of period	$61,461	$126,940

Segment Information

The following table provides certain financial information for each of the Company’s business segments (in thousands):

	Three Months Ended December 31,
	2008	% (1)	2009	% (1)

Revenue:
Operations	$156,338	100%	$188,731	100%
Consulting	13,372	100%	13,624	100%
Total	169,710	100%	202,355	100%

Gross Profit:
Operations	41,469	26.5%	47,089	25.0%
Consulting	5,435	40.6%	5,026	36.9%
Total	46,904	27.6%	52,115	25.8%

Selling, general, and administrative expense:
Operations	20,442	13.1%	23,127	12.3%
Consulting	5,737	42.9%	4,056	29.8%
Corporate/Other	235	NM (2)	141	NM (2)
Total	26,414	15.6%	27,324	13.5%

Operating income (loss) from continuing operations:
Operations	21,027	13.4%	23,962	12.7%
Consulting	(302)	(2.3)%	970	7.1%
Consolidating adjustments	(235)	NM (2)	(141)	NM (2)
Operating income from continuing operations before Legal and Settlement Expense	20,490	12.1%	24,791	12.3%
Legal and Settlement Expense	—	NM (2)	(686)	NM (2)
Total	$20,490	12.1%	$24,105	11.9%

(1)	% of respective segment revenue

(2)	Not meaningful

MAXIMUS, Inc.
Supplemental Pro Forma Diluted EPS from Continuing Operations ("Adjusted EPS")
FY 2009 and First Quarter FY 2010

	Q1 09	Q2 09	Q3 09	Q4 09	Total FY 09	Q1 10
Diluted EPS from continuing operations-
GAAP basis	$0.69	$0.66	$0.89	$0.80	$3.05	$0.81

Pro forma adjustments:
Legal and settlement expense (recovery), net	-	0.01	(0.16)	0.01	(0.14)	0.02
Severance	-	0.01	-	-	-	-
Subtotal pro forma adjustments	$0.00	$0.02	($0.16)	$0.01	($0.14)	$0.02

Adjusted EPS from continuing operations	$0.69	$0.68	$0.73	$0.81	$2.91	$0.83

CONTACT:
MAXIMUS
Lisa Miles
800-MAXIMUS x11637